FIRST MODIFICATION OF PURCHASE AGREEMENT

               THIS MODIFICATION is made as of this 20th day of March, 1997, by and between AEGIS AUTO FINANCE, INC. (the
 Seller ), a Delaware corporation, and ENTERPRISE NATIONAL
BANK OF PALM BEACH (the Purchaser ), a national banking association.


W I T N E            S S  E  T H:


               WHEREAS, the Seller and the Purchaser are parties to a Purchase Agreement, dated as of December 9, 1996 (the Purchase Agreement ; all capitalized terms used in this Modification and not otherwise defined herein shall have the respective meanings given such terms in the Purchase Agreement), pursuant to which the Seller has sold to the Purchaser certain retail installment sales contracts; and

               WHEREAS, the Seller and the Purchaser desire to modify the Purchase Agreement is certain respects as set forth in this Modification.

               NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

               .    All references to the Purchase Agreement in any of
the Purchase Documents shall be deemed to be references to the Purchase Agreement as modified by this Modification.

               .    Section 1.01 of the Purchase Agreement shall be
amended by deleting therefrom the definitions and the terms Additional Purchase Price , Administrative Agent , Distribution Amount , Net Loss , Net Loss Paydowns , Purchaser Interest Rate , Seller
Bankruptcy , and  Shortfall Amount .

               .    Section 1.01 of the Purchase Agreement shall be
further amended by deleting therefrom the definitions of the terms
 Outstanding Balance , Payment Date , Payment Period , Principal Collections , Repurchase Amount , and RDI Policy , and by substituting the following new respective definitions of such terms in lieu thereof:

                     Outstanding Balance shall mean, for any date for which such amount is determined, the aggregate outstanding principal balance of all Receivables together with all accrued but unpaid interest or other finance charges owing by the Obligors on such Receivables.

                     Payment Date shall mean the twentieth (20th) day of the calendar month immediately following a Payment Period (if such day is not a Business Day, then such Payment Date shall be the Business Day next succeeding such agreed-upon day).

                     Payment Period shall mean the first day through and including the last day of the calendar month immediately preceding a Payment Date, except that the first Payment Period shall commence on the initial Purchase Date and shall end on February 28, 1997.

                     Principal Collections shall mean all collections of principal and all other recoveries of principal on the Receivables received by the Servicer during the related Payment Period.

                     Repurchase Amount  shall mean (i) for a
          repurchase of all outstanding Receivables, the aggregate Outstanding Balance of all of such Receivables and (ii) for a repurchase of any particular Receivable, the Outstanding Balance of such Receivable.

                     RDI Policy  shall mean the Secured Value
          Insurance Master Policy number ZSC 1500271 issued by The Connecticut Indemnity Company and dated March 17, 1997 (rewriting policy number 1500262 dated December 31, 1996), as the same may be amended, supplemented or restated from time to time with the express written approval of the Purchaser.

               .    Section 2.01(C) of the Purchase Agreement is
hereby deleted in its entirety.

               .    The third sentence of Section 2.04(A) of the
Purchase Agreement shall be deleted in its entirety and the following new sentence shall be substituted in lieu thereof:

          All fees, expenses or other sums owing to the Servicer under the Servicing Agreement for servicing the Receivables and acting as custodian and bailee for Purchaser of the Receivables and the Receivable Files shall be paid from Interest Collections and Principal Collections in accordance with the Servicing Agreement.

               .    Section 2.04(B) of the Purchase Agreement is
hereby deleted in its entirety and the following new Section 2.04(B) is hereby substituted in lieu thereof:

                    (B) The Purchaser shall establish and maintain the Depository Account for the Receivables with the Purchaser for the sole benefit of the Purchaser. All monies constituting Principal Collections and Interest Collections for each Payment Period shall be deposited by the Servicer into the Depository Account; provided, however, that before making such deposit, the Servicer may retain for its own account an amount equal to the Servicing Fee and expense reimbursements due to it for the current or any prior Payment Period. No other funds shall be allowed to be deposited into the Depository Account. On each Payment Date, the Purchaser shall withdraw from the Depository Account monies, to the extent available therein, equal to, the Available Distribution Amount for the related Payment Period and shall transfer such amount to the Purchaser.

               .    Sections 2.04(E) and (F) of the Purchase Agreement
shall be deleted in their entirety and the third sentence of Section 2.04(D) of the Purchaser Agreement shall also be deleted in its entirety.

               .    Section 5.01 of the Purchase Agreement shall be
amended by adding thereto the following new subsection (C):

                    (C)  RDI Policy.  Without the Purchaser s
          express prior written consent, the Seller shall not permit the RDI Policy to be amended, modified, restated, canceled or terminated with respect to the Insured Receivables, the Seller shall not waive (or permit to be waived) any of its rights under any provisions of the RDI Policy with respect to the Insured Receivables, the Seller shall not consent to any deviation from the terms thereof or otherwise grant any consents provided for therein with respect to the Insured Receivables, and the Seller shall not default on any of its obligations thereunder with respect to the Insured Receivables, and all premiums payable thereunder with respect to the Insured Receivables have been paid by the Seller. Seller shall cause an endorsement to the RDI Policy to be issued to Purchaser showing Purchaser as loss payee thereunder.

               .    Section 7.02(B) of the Purchase Agreement shall be
deleted in its entirety.

               .    The Seller agrees to cause American Lenders
Facilities, Inc., as the current Servicer, to enter into a written amendment of the Servicing Agreement Addendum as in effect on this date, such amendment to be, in the form of Exhibit 1 attached hereto, so that its terms and conditions are consistent with the terms and conditions of Section 2.04 of the Purchase Agreement as amended hereby.

               .    Except as expressly modified by this Modification,
the Purchase Agreement shall remain in full force and effect.

               .    This Modification shall be governed by and
construed in accordance with the internal laws of the State of New
Jersey.

               .    This Modification may be executed in one or more
counterparts and by different parties in separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

               .    This Modification shall be binding upon and shall
inure to the benefit of the parties hereto and their respective successors and assigns.

               IN WITNESS HEREOF, the parties hereto have caused this Modification to be executed by their respective officers thereunto duly authorized, all as of the date and year first above written.


                              SELLER:

                              AEGIS AUTO FINANCE, INC.




By:_____________________________________

Name:___________________________________

Title:____________________________________


                              PURCHASER:

                              ENTERPRISE NATIONAL BANK
OF
                                 PALM BEACH




By:_____________________________________

Name:___________________________________

Title:____________________________________